Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 25, 2022 (the “Effective Date”) by and among SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of Brazil (“Company”), XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), and each of the undersigned parties listed on Schedule A hereto as the holder of Equity Interests (as defined below) (each such party, an “Equity Holder” and collectively, “Equity Holders”). Each of PubCo, the Company, XPAC, the Equity Holders and any other party that joins this Agreement from time to time will individually be referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, each Equity Holder is the legal and beneficial owner of the shares of common or preferred stock of the Company listed next to its name on Schedule A (the “Equity Interests”);

WHEREAS, concurrently with the execution of this Agreement, the Company, XPAC, PubCo, and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, in consideration for the benefits to be received directly or indirectly by the Equity Holder in connection with the transactions contemplated by the Business Combination Agreement and as a material inducement to XPAC and PubCo agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, each Equity Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that XPAC and PubCo would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Equity Holders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

Article I
OBLIGATIONS

1.1            Pre-Closing Exchange. Each of the Equity Holders agree to be bound by, and comply with, the provisions of Section 2.1(a)(ii) of the Business Combination Agreement.

1.2            Newco Joinder. As soon as practicable after the formation of Newco and in any event prior to the Initial Merger, the Company shall take, or cause to be taken, any and all action necessary for Newco to join as a Party to this Agreement by entering into and delivering to the Parties hereto a joinder agreement substantially in the form attached hereto as Exhibit A (the “Newco Joinder Agreement to the Voting and Support Agreement”).

1.3            Newco Board of Directors Approval. Following the formation of Newco and in connection with the execution and delivery the Newco Joinder Agreement to the Voting and Support Agreement, each Equity Holder agrees to vote, consent, or approve (or cause to be voted, consented or approved) all of such Equity Holder’s Newco Class A Shares and Newco Class B Shares, as applicable, to (a) approve the Business Combination Agreement, the Pre-Closing Exchange, the Acquisition Merger, the Transaction Documents to which Newco is a party and the other transactions involving Newco as contemplated by the Business Combination Agreement and the agreements entered into in connection therewith and deem the Business Combination Agreement advisable, and (b) determine to recommend that the Newco Shareholders vote to approve the Acquisition Merger and such other actions as contemplated by the Business Combination Agreement.

1.4            Newco and Company Shareholders’ Approvals.

(a)            Newco Shareholder Approval. Following the unanimous approval of the board of directors of Newco pursuant to Section 1.3 hereof, and in connection with the execution and delivery the Newco Joinder Agreement to the Voting and Support Agreement, each Equity Holder agrees to vote, consent, or approve (or cause to be voted, consented or approved) all of such Equity Holder’s Newco Class A Shares and Newco Class B Shares, as applicable, to obtain and deliver, or cause to be obtained and delivered, the approval by the Newco Shareholders of the Acquisition Merger and such other actions as contemplated by the Business Combination Agreement in accordance with the memorandum and articles of association of Newco (the “Newco Shareholder Approval”).

(b)            Company Shareholder Approval. Within twenty (20) days following the execution and delivery of the Business Combination Agreement, each Equity Holder agrees to take, or cause to be taken, any and all necessary measures to hold a shareholders meeting of the Company and to vote, consent, or approve (or cause to be voted, consented or approved) all of such Equity Holder’s Equity Interests to obtain the approval from the Company Shareholders of the adoption of the Business Combination Agreement, the Transaction Documents to which it is a party and the consummation of the Transactions contemplated thereby, including approval of the execution of the Business Combination Agreement, the other Transaction Documents to which the Company is a party and the authorization and ratification of all acts performed or required to be performed by the officers of the Company for the signing and execution of the Business Combination Agreement and the Transaction Documents to which the Company is a party (the “Company Shareholder Approval”; and, together with the Newco Shareholder Approval, the “Corporate Approvals”).

(c)            Without limiting the generality, and in furtherance, of the foregoing, during the term of this Agreement, for purposes of the Corporate Approvals, each Equity Holder, on its own behalf and on behalf of each of its Shareholder Entities, if any, hereby agrees to be present for any meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Equity Interests and Newco Shares (i) in favor of, and to adopt, the Business Combination Agreement, the other Transaction Documents to which the Company or Newco is a party and the transactions contemplated thereby, (ii) in favor of the other matters set forth in the Business Combination Agreement, in the other Transaction Documents to which the Company or Newco is a party and the transactions contemplated thereby to the extent required for the Company and Newco to carry out their respective obligations thereunder, and (iii) in opposition to: (A) any merger, consolidation, purchase of ownership interests or assets of or by the Company or Newco, recapitalization or similar business combination transaction (in each case, other than in connection with the Business Combination Agreement and the other Transaction Documents) or (B) any other action, proposal, transaction or agreement involving the Company or Newco that is intended, or would reasonably be expected, to result in the failure of the Merger from being consummated in accordance with the Business Combination Agreement and the other Transaction Documents or any breach of (x) any representation, warranty, covenant, obligation or agreement of the Company or Newco in the Business Combination Agreement or any other Transaction Document or (y) any of the conditions to the obligations of the Company or Newco under the Business Combination Agreement or any other Transaction Document not being fulfilled.

(d)            Each Equity Holder agrees not to deposit, and to cause its affiliates not to deposit, any Equity Interests or Newco Shares in a voting trust or subject any Equity Interests or Newco Shares to any arrangement or agreement with respect to the voting of such Equity Interests or Newco Shares, unless in accordance with this Agreement or as specifically requested to do so by XPAC and the Company in connection with the Business Combination Agreement, the other Transaction Documents or the transactions contemplated thereby.

(e)            Each Equity Holder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under any applicable Law at any time with respect to the transactions contemplated by the Transaction Documents, including the Acquisition Merger, and (ii) not to commence or participate in any claim, derivative or otherwise, against the Company, Newco, XPAC, Merger Sub 1, Merger Sub 2, PubCo or any of their respective Affiliates relating to the negotiation, execution or delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of the Transaction Documents or (B) alleging a breach of any fiduciary duty of the board of directors or similar governing body of the Company, Newco, XPAC, Merger Sub 1, Merger Sub 2 or PubCo in connection with the Transaction Documents or the consummation of any of the transactions contemplated thereby.

1.5            Proxy.

(a)            Without limiting any other rights or remedies of the Parties, for all purposes of this Agreement, each Equity Holder hereby appoints, and shall cause of each of its Shareholder Entities, if any, to appoint the Company and any individual designated in writing by the Company, and each of them individually, as their proxies, agents and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Corporate Approvals in the name and in the stead of such Equity Holder and Shareholder Entity, as applicable, including (i) to attend on behalf of such Equity Holder and Shareholder Entity, as applicable, any meeting of Company Shareholders or Newco Shareholders, as applicable, with respect to the Corporate Approvals, (ii) to include the Equity Interests or Newco Shares in any computation for purposes of establishing a quorum at any such meeting of Company Shareholders or Newco Shareholders, as applicable, in connection with the Corporate Approvals, (iii) to vote (or cause to be voted, as applicable) the Equity Interests and Newco Shares or consent or approve (or withhold consent or approval, as applicable) with respect to the Corporate Approvals in connection with any meeting of Company Shareholders or Newco Shareholders, including any action by written consent or any other approval by the Company Shareholders or Newco Shareholders. The proxies and powers of attorney are and shall be given to secure the performance of the duties of each Equity Holder under this Agreement. Each Equity Holder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of the applicable proxy.

(b)            Each proxy and power of attorney granted by each Equity Holder and such Equity Holder’s Shareholder Entity, if any, shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, is or, as applicable, will be granted in consideration for the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby and shall revoke any and all prior proxies granted by such Equity Holder or such Equity Holder’s Shareholder Entity, if any, with respect to the Equity Interests or Newco Shares, except as otherwise provided for in the Transaction Documents. The power of attorney granted by the Equity Holders herein is, and the powers of attorney to be granted by such Equity Holder’s Shareholder Entities, if any, shall be, durable powers of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Equity Holder or such Equity Holder’s Shareholder Entities, as applicable. The vote, consent or approval by the proxyholders with respect to the Corporate Approvals shall control in the event of any conflict between such vote, consent or approval (or withholding of consent or approval, as applicable) by the applicable proxyholder of the Equity Interests or Newco Shares and a vote, consent or approval (or withholding of consent or approval, as applicable) by such Equity Holder or such Equity Holder’s Shareholder Entities, if any, (or any other Person with the power to vote or provide consent or approval (or withhold consent or approval, as applicable) with respect to such Equity Interests or Newco Shares) with respect to the Corporate Approvals. The proxies and powers of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c)            Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Section 1.5 shall apply to the Temasek Parties or the Feffer Parties in their respective capacity as Equity Holders, and that no such proxy and power of attorney shall be granted hereunder by any of the Temasek Parties or the Feffer Parties in favor of the Company.

1.6            Further Assurances. During the term of this Agreement, each Equity Holder agrees that it shall not take any action that would reasonably be expected to prevent, impede, interfere with or adversely affect the ability of any Equity Holder, Newco, PubCo, Merger Sub 1 or Merger Sub 2 to perform its obligations under this Agreement and/or the Business Combination Agreement, except as expressly contemplated by this Agreement or the Business Combination Agreement. Each Equity Holder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by XPAC and the Company, in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement or this Agreement.

1.7            Termination of Existing Shareholders’ Agreements. Each Equity Holder and the Company hereby agree that (i) each of the shareholders’ agreements set forth on Schedule B hereto shall be terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Acquisition Closing and (ii) upon such termination neither the Company nor any of its Affiliates shall have any further obligations or Liabilities under or with respect to each such agreement. Without limiting the above, each of the Equity Holders who are a party to the shareholders’ agreements set forth on Schedule B hereby expressly and irrevocably acknowledge and agree that all terms and conditions of the respective agreements to which they are a party to were duly observed or waived, as applicable.

1.8            Business Combination Agreement. Each Equity Holder hereby agrees to be bound by and subject to (i) Sections 6.2 (Access to Information), 6.5 (Notice of Developments), 6.7 (No Trading), 11.13 (Publicity), and 11.14 (Confidentiality) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Equity Holder is directly party thereto (provided that the Temasek Parties shall not be bound by, or subject to, the aforementioned Sections 6.2 or 6.5), and (ii) Sections 6.3(a) and 11.1 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Equity Holder is directly party thereto.

1.9            Transfers of Equity Interests and Newco Shares Prior to the Acquisition Closing. Except as expressly contemplated by the Business Combination Agreement or this Agreement or with the prior written consent of XPAC (such consent to be given or withheld in its sole discretion), from and after the date hereof until the earlier of the Acquisition Closing or the termination of the Business Combination Agreement in accordance with its terms, each Equity Holder agrees not to Transfer any of the Equity Interests or Newco Shares. Notwithstanding the foregoing or anything to the contrary herein:

(a)            the foregoing restrictions shall not prohibit a Transfer (i) to the Equity Holder’s directors or officers, any affiliates or family members of the Equity Holder’s directors or officers, any direct or indirect members or shareholders of the Equity Holder or any affiliates of the Equity Holder; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (vi) by private sales or Transfers made in connection with the Acquisition Closing at prices no greater than the price at which the securities were originally purchased; (vii) in the event of the Equity Holder’s liquidation prior to the Acquisition Closing; (viii) by virtue of the laws of the Equity Holder’s jurisdiction of incorporation or formation or the Equity Holder’s Organizational Documents, upon dissolution of the Equity Holder; (ix) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Equity Holder or its affiliates or who shares a common investment advisor with the Equity Holder; and (x) to a nominee or custodian holding securities on behalf of a beneficial owner to whom a disposition or transfer would be permissible under this clause (a); provided, however, that (x) that, in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement in form and substance reasonably satisfactory to XPAC agreeing to be bound by this Agreement, and (y) no such Transfer will relieve such Equity Holder of any of its covenants, agreements or obligations hereunder with respect to the Equity Interests or Newco Shares so transferred, unless and to the extent actually performed, or will otherwise affect any of the provisions of this Agreement (including any of the representations and warranties of such Equity Holder hereunder). For purposes of this Agreement, (a) “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (a)(i) or (a)(ii); and (a) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the applicable party hereto; and (c) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended; and

(b)            the Founder and the Feffer Parties shall be permitted to carry out a shareholder reorganization in respect of the shareholding vehicles through which they beneficially own their respective Equity Interests (the “Shareholder Reorganization”), which may be carried out in a single transaction or in a series of transactions, and the restrictions set forth in this Section 1.9(b) shall not prohibit Transfers by and among the Founder, the Feffer Parties and any shareholding vehicles respectively owned by them in connection therewith; provided, that (x) each of the Founder and the Feffer Parties hereby agree, severally and not jointly, to indemnify and reimburse the Company for any and all liabilities, losses, damages, costs and expenses incurred by the Company in relation to any Taxes in respect of, arising out of, or in connection with, the transactions carried out by or on behalf of the Founder or the Feffer Parties, as the case may be, in connection with the Shareholder Reorganization, (y) such Shareholder Reorganization shall be coordinated by the Company and shall not take place unless, and until, the Company provides written permission for its implementation, and (z) the beneficial ownership of Equity Interests by the Founder and the Feffer Parties, respectively, shall remain unchanged as a result of the Shareholder Reorganization. For purposes of this Agreement, “Feffer Parties” means, collectively, Fourbac Participações S/A and its shareholders Campo Limpo Comércio e Representações Ltda, Sollar Comércio e Participações Ltda., Ultrassom Serviços de Áudio Ltda., Oxumaré Comércio e Participações Ltda. and any of their respective Affiliates who may become holders of Equity Interests in accordance with terms of this Agreement.

(c)            Schedule A hereto shall be deemed to be updated to reflect any Transfer permitted under this Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF THE EQUITY HOLDERS

2.1            Each Equity Holder hereby represents and warrants to Newco, XPAC and PubCo, severally but not jointly, that:

(a)            Title. The Equity Holder holds good, valid and marketable title to the Equity Interests set forth opposite the Equity Holder’s name on Schedule A, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind except for restrictions under the existing shareholders agreements set forth in Schedule B hereto (collectively, the “Shareholders’ Agreements”), and as disclosed on Schedule A.

(b)            Authorization. The Equity Holder has full power and authority (including any spouse consent) to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other Parties, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(c)            No Conflict. Neither the execution and delivery of this Agreement by the Equity Holder, nor the performance of the Equity Holder’s obligations hereunder (i) violates any provision of any Law applicable to the Equity Holder, (ii) if the Equity Holder is not an individual, would, directly or indirectly, result in any breach of any provision of the Equity Holder’s Organizational Documents, (iii) conflicts with, result in a breach under or give rise to any right of termination of any document, agreement or instrument to which the Equity Holder is a party, or (iv) result in the creation or imposition of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind upon the Equity Interests.

(d)            No Consents. No consent, waiver, approval, Governmental Order or authorization of, or registration, qualification, designation, declaration or filing with, any court, administrative agency or commission or any other Governmental Authority, instrumentality, agency or commission or any third party (including a party to any agreement with the Equity Holder or any spouse consent), is required by or with respect to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

(e)            Ownership. The Equity Holder is the beneficial and record owner of the Equity Interests set forth next to the Equity Holder’s name on Schedule A. The Equity Interests set forth on Schedule A collectively constitute 100% of the Equity Holders’ interest in the Company. The Equity Holder does not own, beneficially or of record, any other equity, equity-linked or similar securities of the Company or any of its Subsidiaries or have the right to acquire any equity, equity-linked or similar securities of the Company or any of its Subsidiaries. The Equity Holder acknowledges that the Equity Holder’s agreement to contribute all of the equity securities of the Company held by the Equity Holder into Newco pursuant to Section 1.1 hereto is a material inducement to Newco’s obligation to issue the Newco Shares to the Equity Holder or to each of its Shareholder Entity, if any. As such, if after the execution of this Agreement it is discovered that the Equity Holder is directly or indirectly the owner of any additional membership, equity or ownership interests not reflected next to such Equity Holder’s name on Schedule A (an “Undisclosed Interest”), such Equity Holder hereby agrees to contribute, assign, Transfer, convey and deliver to Newco all of such Equity Holder’s right, title and interest in and to such Undisclosed Interest. By executing this Agreement, each Equity Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, Transfer or grant participations to such Person or to any Person, with respect to any of the Equity Interests except as provided for in this Agreement and the other Transaction Documents, the Shareholders’ Agreements and as disclosed on Schedule A. The Equity Holder has the sole right to vote (and provide consent in respect of, as applicable) the Equity Interests set forth next to the Equity Holder’s name on Schedule A and, except for this Agreement and the other Transaction Documents, the Shareholders’ Agreements and as disclosed on Schedule A, the Equity Holder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of the Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Equity Interests.

(f)            No Action. There is no Action pending or, to the Equity Holder’s knowledge, threatened in writing against or involving the Equity Holder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)            No Governmental Order or Law. There is no Governmental Order or Law issued by any court of competent jurisdiction or other Governmental Authority, or other legal restraint or prohibition relating to the Equity Holder or any of his, her or its Affiliates that could reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(h)            Independent Review and Access to Information. The Equity Holder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Newco, the Company, Merger Sub 1, Merger Sub 2, XPAC and PubCo and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (ii) he, she or it has been furnished with or given access to such documents and information about Newco, the Company, Merger Sub 1, Merger Sub 2, XPAC and PubCo and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Transaction Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(i)            No Further Representations. In entering into this Agreement and the other Transaction Documents to which he, she or it is or will be a party, the Equity Holder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Transaction Documents to which he, she or it is or will be a party and no other representations or warranties of Newco, the Sponsor, XPAC, Merger Sub 1, Merger Sub 2 or PubCo (including, for the avoidance of doubt, none of the representations or warranties of XPAC, Merger Sub 1, Merger Sub or PubCo set forth in the Business Combination Agreement or any other Transaction Document) or any other Person, either express or implied, and the Equity Holder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Transaction Documents to which he, she or it is or will be a party, none of Newco, XPAC, Merger Sub 1, Merger Sub or PubCo or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1            The Company hereby represents and warrants to each Equity Holder that:

(a)            Organization. The Company is a closely held company, duly organized, validly existing and in good standing under the Laws of the Federative Republic of Brazil and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Effective Date, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)            Authorization. The Company has full power and authority to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other Parties, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(c)            No Conflict. Neither the execution and delivery of this Agreement by the Company nor the performance of the Company’s obligations hereunder (i) violates any provision of Law applicable to the Company or conflicts with any document, agreement or instrument to which the Company is a party.

Article IV
MISCELLANEOUS

4.1            Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement (“Notice”) shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 of the Business Combination Agreement to the applicable Party at its principal place of business. Any Notice to any Equity Holder shall be in writing and sent to the applicable address set forth on the signature page hereto. Any Notice to Newco shall be in writing and sent to the address set forth on the Newco Joinder Agreement to the Voting and Support Agreement.

4.2            Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may be amended or modified in whole or in part only by a duly authorized instrument in writing signed by or on behalf of each of the Parties.

4.3            Assignment. No Party shall assign or delegate (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Parties.

4.4            Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

4.5            Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Acquisition Closing and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. In the event of a valid termination of the Business Combination Agreement, this Agreement shall be of no force and effect. No such termination or reversion shall relieve any Equity Holder from any obligation accruing, or Liability resulting from an intentional breach of this Agreement occurring prior to such termination or reversion

4.6            Miscellaneous. Sections 1.3, 11.2, 11.7 through 11.9 and 11.16 through 11.17 of the Business Combination Agreement shall apply mutatis mutandis to this Agreement.

[Remainder of this page was intentionally left in blank. Execution pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Voting and Support Agreement as of the date first above written.

XPAC:

XPAC Acquisition Corp.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Voting and Support Agreement]

PUBCO:

SUPERBAC PubCo Holdings Inc.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

[Signature Page to Voting and Support Agreement]

COMPANY:

SuperBac Biotechnology Solutions S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

Bio-Gênesis Participações S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Officer

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

Sommerville Investments B.V.

By:	/s/ Bruno de Luca Zanatta
Name: Bruno de Luca Zanatta
Title: Procurador

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

Orjen Investments Pte. Ltd.

By:	/s/ Bruno de Luca Zanatta
Name: Bruno de Luca Zanatta
Title: Procurador

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

SB Participações S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Officer

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

Fourbac Participações S.A.

By:	/s/ Marcel Paes de Almeida Piccinno
Name: Marcel Paes de Almeida Piccinno
Title: Officer

By:	/s/ Maria Cecília Castro Neves Ipiña
Name: Maria Cecília Castro Neves Ipiña
Title: Legal

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

/s/ Luiz Augusto Chacon de Freitas Filho
Luiz Augusto Chacon de Freitas Filho

[Signature Page to Voting and Support Agreement]

EQUITY HOLDER:

GIC Patrimonial Ltda.

By:	/s/ Luiz Augusto de Chacon Freitas
Name: Luiz Augusto de Chacon Freitas
Title: Presidente

  [Signature Page to Voting and Support Agreement]

Schedule A

Equity Interests

[Schedule A has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC agrees to furnish supplementally a copy of Schedule A to the SEC upon its request.]

Schedule B

Existing Shareholders’ Agreements

[Schedule B has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC agrees to furnish supplementally a copy of Schedule B to the SEC upon its request.]

Schedule B-1

Exhibit A

Form of Newco Joinder Agreement to the Voting and Support Agreement

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is entered into as of [●], by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“PubCo”), (ii) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the Laws of Brazil (“Company”), (iii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“XPAC”) and (iv) [Newco], an exempted company incorporated with limited liability in the Cayman Islands (“Newco”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Voting and Support Agreement (as defined below).

RECITALS

WHEREAS, on [●], Newco has been formed; and

WHEREAS, pursuant to Section 1.4 of the Voting and Support Agreement (the “Voting and Support Agreement”) entered into as of April 25, 2022 by and among PubCo, the Company, XPAC and the Equity Holders, the Equity Holders shall cause Newco to join as a party to the Voting and Support Agreement as a Party by entering into and delivering this Agreement.

NOW, THEREFORE, intending to be legally bound, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.            Representations and Warranties of Newco. On the date hereof, Newco hereby represents and warrants to each Equity Holder that:

(a)            Newco is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Effective Date, Newco is duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their business or properties.

(b)            Newco has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of Newco, enforceable against Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(c)            Neither the execution and delivery of this Agreement by Newco nor the performance of Newco’s obligations hereunder (i) violates any provision of Law applicable to Newco or conflicts with any document, agreement or instrument to which Newco is a party.

Exhibit A-1

2.            Agreements of Newco.

Newco hereby agrees to become a party to the Voting and Support Agreement and to be bound by the provisions of the Voting and Support Agreement applicable to Newco.

3.            Consent.

Newco hereby consents to the adoption of the Voting and Support Agreement and agrees to perform Newco’s obligations herein and therein.

4.            Termination.

This Agreement shall automatically terminate, without any action of any party hereto, upon termination of the Voting and Support Agreement in accordance with the terms of the Voting and Support Agreement. The effect of termination of this Agreement shall be governed by the provisions of Section 4.5 of the Voting and Support Agreement.

5.            Notices to Newco.

All general notices, demands or other communications required or permitted to be given or made to Newco hereunder or under the Voting and Support Agreement shall comply with the terms of Section 11.3 of the Business Combination Agreement and be addressed and sent to the following addresses and contacts of Newco:

[●]
[●]
Email: [●]
Attention: [●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
São Paulo, SP 04538-133
Email: Filipe.Areno@skadden.com
Attention: Filipe B. Areno

6.            Miscellaneous.

The parties hereto hereby agree to incorporate by reference Section XI of the Business Combination Agreement into this Agreement which shall apply mutatis mutandis to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[Signature Pages Follow]

Exhibit A-2

XPAC:

XPAC Acquisition Corp.

By:
Name:
Title:

[Signature Page to the Newco Joinder Agreement to the Voting and Support Agreement]

PUBCO:

SUPERBAC PubCo Holdings Inc.

By:
Name:
Title:

[Signature Page to the Newco Joinder Agreement to the Voting and Support Agreement]

COMPANY:

SuperBac Biotechnology Solutions S.A.

By:
Name:
Title:

[Signature Page to the Newco Joinder Agreement to the Voting and Support Agreement]

NEWCO:

[●]

By:
Name:
Title:

[Signature Page to the Newco Joinder Agreement to the Voting and Support Agreement]